U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2018

AKERS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-36268	22-2983783
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

201 Grove Road

Thorofare, New Jersey USA 08086

(Address of principal executive offices, including zip code)

(856) 848-8698

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2018, the board of directors (the “Board”) of Akers Biosciences, Inc. (the “Company”) terminated Dr. Raymond F. Akers from his position as Executive Chairman of the Board and from each of his officer positions as Chief Scientific Director and Secretary of the Company. Dr. Raymond F. Akers continues as a member of the Board.

On April 25, 2018, the Board appointed Richard Carlyle Tarbox III, a current director of the Company as the interim Non-Executive Chairman of the Board, to hold that position until his successor is appointed in accordance with the Amendment to Restated By-laws of the Company, and to the position of Secretary of the Company. Mr. Tarbox accepted such appointments on April 25, 2018, and such appointments have become effective on such date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Date: April 25, 2018	By:	/s/ John J. Gormally
John J. Gormally
Chief Executive Officer